Exhibit 99.1

12 15 11 Final Script
United Rentals Acquires RSC Holdings
DRAFT Analyst Call Script
December 16, 2011
[Slide 2]
Operator: Good morning and welcome to United Rentals conference call discussing the proposed acquisition of RSC Holding. Before we begin, note that the company’s press release, comments by presenters, and responses to your questions contain forward-looking statements. The company’s business and operations are subject to a variety of risks and uncertainties, many of which are beyond its control and, consequently, actual results may differ materially from those projected. A summary of these uncertainties is included in the Safe Harbor statement contained in the release. For a more complete description of these and other possible risks, please refer to the company’s annual report on Form 10-K for the year ended December 31, 2010, as well as the subsequent filings with the SEC. You can access these filings on the company’s website at www.unitedrentals.com. Please note that United Rentals has no obligation and makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances, or changes in expectations. You should also note that today’s call will include references to free cash flow, adjusted EPS, EBITDA, and adjusted EBITDA, each of which is a non-GAAP term. I will now turn the call over to Fred Bratman of United Rentals. Mr. Bratman, you may now begin.

[Slide 3- On Today’s Call]
Fred: Good morning, and welcome to our call. And thank you for joining us on such short notice. I’m Fred Bratman, Senior Vice President of Investor Relations and Corporate Communications for United Rentals. Speaking today are Michael Kneeland, CEO of United Rentals and Bill Plummer, our CFO, as well as Erik Olsson, CEO of RSC Holdings.
[Slide 4- Agenda]
Fred: We have a full agenda today, and at the end we will open up the call for Q&A. At this time, I’d like to turn the call over to Michael to begin.

[Slide 5-Introduction]
Michael: Thanks Fred, and good morning everyone. Today is an exciting day for United Rentals and RSC , and we have a lot to cover on this call. We’ll try to keep our comments as brief as possible, to leave ample time for questions.
As you all know, this morning we announced our intent to acquire RSC Holdings for $18 a share. This is a transformational deal that will allow United Rentals to benefit significantly from the growth prospects and operational efficiencies of a much larger business and best-in-class operation.
(pause)
Before we get into some of the finer details of the transaction, I want to address the question of “Why now?” And there are three compelling answers to that question:
•	First, our end markets have entered a recovery, with strong growth projected over the next five years.
•	Second, there is a trend toward rental penetration in the marketplace as a whole.
•	And third, both companies are currently well-positioned to take advantage of these dynamics.

We’re also expecting substantial cost savings from the combination of our operations. We expect that the transaction will be accretive to cash earnings per share in the first full year after closing, and that significant cost synergies will be attainable within this timeframe. Most importantly, both companies are completely committed to customer service. We both have a strong customer-facing infrastructure in place, and this deal will bring together a wealth of best practices and industry talent.
Given the collective integration experience and structure of both operations, we are also very confident of our ability to manage a successful integration and deliver on our expectations.
(pause)
With that, I’m going to ask Erik Olsson to add his comments.

Erik: Thank you, Michael. I’d like to echo your excitement about this transaction. RSC brings a diversified customer base with significant strength in the industrial markets, which combined with United Rentals expanded product mix and scale, provides an exceptional platform for growth. As I’ll share later in the call, our performance at RSC continues to be very strong, and we’re proud of what we’ve built to date.
Ultimately, partnering with United Rentals elevates both organizations into a significantly stronger strategic and financial position that is far greater than either company could have achieved on a standalone basis. The synergies are significant and we’re excited about the future. I look forward to assisting in the transition and integration. Now I’ll let Bill walk you through some of the top line transaction highlights.

[Slide 6-Transaction Highlights]
Bill: Thanks, Erik. Turning to the transaction highlights, we are acquiring RSC for $18 a share through a combination of 60% cash and 40% stock, for a total enterprise value of $4.2 billion. In terms of the specific breakdown, each RSC share will be exchanged for the right to receive $10.80 in cash and 0.2783 shares of United Rentals stock.
We plan to finance the cash portion by issuing new debt and drawing down on our current loan facilities, which I’ll discuss later in more detail. On a pro-forma, fully diluted basis, 70% of the combined entity will be owned by United Rentals stockholders and 30% will be owned by RSC’s current stockholders. Our Board has also announced its intention, upon closing, to authorize a repurchase of up to $200 million dollars of the Company’s common stock.
The transaction is expected to close in the first half of 2012, and we expect it will be cash EPS accretive to United Rentals in the first full year after closing. We’re also expecting to achieve over $200 million in annual run rate cost savings, and we see meaningful opportunities for revenue growth.
With respect to management, Michael and I will remain in our current positions, as will our Chairman, Jenne Britell. Under the terms of the transaction, three of RSC’s independent directors will receive seats on our existing board. The transaction is subject to receipt of votes of RSC’s and United Rentals’ stockholders, certain regulatory approvals, as well as other customary closing conditions.

With that, I’ll turn it over to Michael.
[Slide 7- Combination Overview]
Michael: Thanks Bill. Next, let’s take a look at the profile of the company that this acquisition creates. We think very highly of RSC, and we see a true strategic and financial fit between our two companies. We’re already the largest equipment rental company in North America, but this transaction will take us to the next level, significantly enhancing our ability to serve the needs of our customers.
First and foremost, it elevates our footprint and creates a more balanced and versatile fleet mix. This gives us greater exposure to industrial customers and National Accounts. Our combined LTM revenue through September is $3.9 billion, and our combined fleet is $7 billion based on OEC.

The new United Rentals will be well positioned to be the “supplier of choice” in an industry that is still highly fragmented and competitive. We will have strong positions in all regions in the U.S. and Canada, greater industrial rental capabilities, a wealth of best practices and IT, and the best talent in the industry. In short, we will have raised the bar in every area that is important to customers. And, with a more balanced revenue mix, we’ll be able to manage the business for less volatility in future cycles.
(pause)
[Slide 8- Meets Strategic Criteria]
Michael: Every deal we’ve completed since I became CEO has met three strategic criteria, and this one is no different:
•	First, it dovetails with our customer segmentation strategy, which is to build strong relationships with the most attractive customer groups, particularly large accounts;
•	Second, our corporate cultures are closely aligned; and
•	Third, it should generate a positive return on invested capital by the second full year.

[Slide 9 — Overview of Strategic & Financial Rationale]
Michael: Now, turning to our strategic and financial rationale, there are five core factors that I want to discuss in detail.
[Slide 10- Ability to Manage through cycles]
Michael: As I mentioned earlier, at any point in the cycle, be it a growth phase or a downturn, the combined company will be in a fundamentally stronger position. We will have a more balanced revenue mix, a wider range of equipment offerings, and deeper cost efficiencies.
Now is the ideal time to do this deal:
•	Both companies are in strong financial shape, having gone through significant restructurings and cost rationalization programs over the past few years.
•	Most forecasting services project that our construction end markets are entering a modest recovery.

•	And longer term, the new United Rentals will be poised to benefit from the ongoing recovery in construction over the next five years, as well as a continued trend toward rental penetration. We are already experiencing the leading edge of that demand.
[Slide 11- More Balanced Customer Mix]
(slow down slightly)
Michael: Combining our current industrial offering with RSC’s strength in industrial accounts will help us increase our penetration in this growing rental sector. And it will diversify our overall end-market exposure, reducing the impact of construction cycles.
For the combined company, we expect to have a more balanced customer mix, with industrial accounts representing 35% of rental revenues, up from 20% where we are now, and exceeding our previous target of 30% industrial.

[Slide 12-Better Ability to Serve Large Customers]
(slow down slightly)
Michael: As a result of our increased scale, we’ll be able to accelerate our current customer segmentation strategy for larger Key Accounts and National Accounts.
These accounts typically rent for longer periods of time at lower transaction costs. They tend to pay on time and cause less damage to the equipment. Geographic reach is a key factor in our segmentation strategy, and the new United Rentals will be able to benefit from an expanded presence both nationally and regionally.
[Slide 13 — Cultures and Strategies Aligned]
(slow down slightly)
Michael: One of the things we find very attractive about RSC is that our cultures and strategies are extremely similar. This is an important point for us, because it ensures that our customers will continue to receive the highest standards of service.

Our customer targets and business segments are also the same, so there won’t be a material change in our go-to-market operations on the ground. In addition, we’ve both recently improved our cost structures, and that discipline will continue in the combined company.
[Slide 14-Significant Integration Experience & Branch Optimization]
Michael: From a practical standpoint, the similarities in our cultures and operations will ease the integration process. Both companies are already working on an integration plan that sets the stage for a successful transition. There are four underlying principles to the plan:
•	Number one, view the integration through the customer’s eyes to create a smooth transition;
•	Two, utilize the best people, processes and systems from both organizations;
•	Three, follow the money when pursuing cost and revenue synergies; and
•	Four, ensure that communication with our internal and external stakeholders is transparent.

As you know, we have a solid track record of optimizing branch operations while retaining revenues and maintaining customer relationships. We also have approximately 250 acquisitions under our belt. So we feel confident that the integration process will run smoothly, with minimal disruption to our customer-facing operations. In fact, we’ve already mapped out the most important tasks for the first 100 days, and we know the marks we need to hit. Our estimate at this time is that branch consolidations will be in the range of 5 to 10% of our combined footprint.
[Slide 15 — Synergy Opportunity]
(slow down slightly)
Michael: And finally, we have the cost savings and revenue synergies we anticipate for the combined company. This transaction is expected to create significant efficiencies and cost savings on top of what is already a position of strength. We’ve proven that we have the discipline and experience to transform this business at every level. We have an equally clear vision for the integration process, which I will personally lead, with Erik’s support.
(pause)

Now I’ll ask Bill to walk you through the financial details.
Bill: Thanks Michael. We’ve said that we’re optimistic that we may exceed $200 million in annual run rate in cost savings, two-thirds of which are expected to be achievable within the first twelve months after closing. As you can see in the chart, the majority of these savings are expected to come from corporate overhead.
In addition to cost savings, we expect to get some growth synergies by utilizing our combined footprint and expanding national relationships. There are some cross-selling opportunities that we can take advantage of once we take control and begin the roll-out. There are also opportunities related to capex, strategic sourcing, inbound and outbound freight, and further optimization of fleet management. We expect to achieve the full benefit of all the cost savings by the end of year two.

[Slide 16-Capital Structure Supports Combination]
Bill: I think it’s pretty clear why this acquisition is very attractive financially. Both companies are already operating from a position of strength, and we believe that rental market trends will continue in our favor. The transaction is accretive to cash EPS in the first full year after closing and will be double-digit accretive to cash EPS by year two. In addition, the combined Company’s balance sheet is very strong, and we will have over $700 million of liquidity at the time of closing.
We plan to finance the cash portion of the transaction with a new $2.2 billion acquisition facility and by drawing on our current loan facilities. We’ve secured commitments from Morgan Stanley, Bank of America and Wells Fargo, and at the close of the transaction we plan to put permanent financing in place. Our pro forma debt leverage, including year one cost synergies, is expected to be 4.5x, which is in line with our previously stated comfort range of 3.5x to 4.5x. As a result, the transaction should not have an impact on our B2B credit rating.
[Slide 17 — Q4 update —United Rentals]
Bill: TO COME

[Slide 18 — Q4 update — RSC]
Erik: The strength of RSC’s third quarter continued into Q4 with utilization at 75% in October and 71% in November. These trends combined with our current year investment in fleet generated year-over-year rental revenue growth of 27% QTD. This includes a record breaking 31.5% year-over-year rental revenue growth in November. I’m excited about our performance QTD, but I’m exceptionally proud of the acceleration of our pricing performance into Q4. In the first two months of the quarter we have increased sequential pricing 3.2% over the 3rd quarter, resulting in a 5.8% YoY improvement in rates QTD. We look forward to closing out a very strong 2011.
[Slide 19—Summary]
Michael: Now you that you’ve heard the details, you can see why we’re genuinely excited about the prospects for this combined business. We’re entering this transaction from a position of strength, creating financial value for our stockholders, and delivering strategic value to our business. We’ve chosen an exceptional company to partner with in the creation of the new United Rentals. And the timing, by all accounts, is ideal.
I’d now like to open the call for your questions. Operator ...

Q&A
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals or RSC Holdings, the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals and RSC Holdings undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents United Rentals and RSC Holdings have filed with the U.S. Securities and Exchange Commission as well as the possibility that (1) United Rentals and RSC Holdings may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and RSC Holdings; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission by United Rentals and RSC Holdings. United Rentals and RSC Holdings give no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and RSC Holdings described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to United Rentals and RSC Holdings on the date hereof; and United Rentals and RSC Holdings assumes no obligations to update or revise any such forward-looking statements.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This document relates to a proposed transaction between United Rentals and RSC Holdings, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by United Rentals. This document is not a substitute for the registration statement and joint proxy statement/prospectus that United Rentals will file with the SEC or any other documents that they may file with the SEC or send to shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about United Rentals and RSC Holdings, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the United Rentals website at http:// http://www.ur.com/investor under the heading “Investors” and then under “SEC Filings.” Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations at 203-618-7318.
Participants in Solicitation
United Rentals, RSC Holdings and their respective directors and executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of United Rentals and RSC Holdings in connection with the proposed transaction. Information about the directors and executive officers of United Rentals and their ownership of United Rentals common stock is set forth in the proxy statement for the United Rentals 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 31, 2011. Information about the directors and executive officers of RSC Holdings and their ownership of RSC Holdings common stock is set forth in the proxy statement for the RSC Holdings’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 16, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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